Exhibit 10.2

This STOCKHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of June 9, 2021, is made by and among:

a. LifeStance Health Group, Inc., a Delaware corporation (the “Company”);

b. TPG VIII Lynnwood Holdings Aggregation, L.P., a Delaware limited partnership (“TPG” and, collectively with its Permitted Transferees that are Affiliates, the “TPG Investor”);

c. Summit Partners Growth Equity Fund IX-A, L.P., a Delaware limited partnership, Summit Partners Growth Equity Fund IX-B, L.P., a Delaware limited partnership, Summit Investors GE IX/VC IV, LLC, a Delaware limited partnership, Summit Partners Entrepreneur Advisors Fund II, L.P., a Delaware limited partnership and Summit Investors GE IX/VC IV (UK), LP., a Cayman Islands limited partnership (“Summit” and, collectively with its Permitted Transferees that are Affiliates, the “Summit Investor”);

d. Silversmith Capital Partners I-A, LP, a Delaware limited partnership and Silversmith Capital Partners I-B, LP, a Delaware limited partnership (“Silversmith” and, collectively with its Permitted Transferees that are Affiliates, the “Silversmith Investor”);

e. such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board (as defined below) as “Other Stockholders” (the “Other Stockholders” and, together with the TPG Investor, the Summit Investor and the Silversmith Investor, the “Stockholders”); and

f. solely with respect to Section 3.1(g), Michael Lester (the “CEO”).

RECITALS

WHEREAS, on the date hereof, the Company has priced an initial public offering (the “IPO”) of shares of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to an Underwriting Agreement dated as of the date hereof;

WHEREAS, in connection with the IPO, pursuant to a series of organizational transactions, the Company will issue shares of Common Stock to the Stockholders; and

WHEREAS, the parties hereto desire to provide for certain governance rights and other matters, and to set forth the respective rights and obligations of the Stockholders following the IPO.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, (a) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such specified Person, (b) any Person who is a general partner, managing member, managing director, manager, officer, director or principal of such specified Person or (c) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person; provided that the Company and each Subsidiary of the Company shall be deemed not to be an Affiliate of any Sponsor Investor, any Person that controls such Sponsor Investor or any Person with whom the Company or any such Subsidiary would otherwise be Affiliated through Affiliation with such Sponsor Investor or any Person that controls such Sponsor Investor. “Affiliated” and “Affiliation” shall have correlative meanings. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are by law closed in the City of New York.

“CEO” has the meaning set forth in the Recitals.

“Closing” means the closing of the IPO.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Bylaws” means the bylaws of the Company in effect on the date hereof, as may be amended from time to time.

“Company Charter” means the certificate of incorporation of the Company in effect on the date hereof, as may be amended from time to time.

“Company Shares” means (a) all shares of Common Stock that are not then subject to vesting (including shares that were at one time subject to vesting to the extent they have vested), (b) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible or other security that are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock and are not then subject to vesting (including options, warrants and convertible or other securities that were at one time subject to vesting to the extent they have vested) and (c) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clause (a) or (b) above by way of unit or stock dividend or unit or stock split, or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization.

“Coordination Agreement” means the Coordination Agreement, dated as of June 9, 2021, made by and among TPG, Summit and Silversmith.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Fund Indemnitors” has the meaning set forth in Section 3.1(j).

“Indemnitee” has the meaning set forth in Section 3.1(j).

“Independent Director” means a director of the Company who is not an employee of any of the Sponsor Investors or their Affiliates, provided that, for purposes of this definition, “Affiliates” shall not include any portfolio company of the Sponsor Investors or any of their Affiliates.

“IPO” has the meaning set forth in the Recitals.

“Member of the Immediate Family” means, with respect to an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such individual is legally separated) or child (including those adopted) of such individual and (b) each trustee, solely in his or her capacity as trustee and so long as such trustee is reasonably satisfactory to the Company, for a trust naming only one or more of the Persons listed in sub-clause (a) as beneficiaries.

“Necessary Action” means, with respect to a specified result, all actions reasonably necessary to cause such result through the exercise of rights attaching to Common Stock then held by a Stockholder, including (i) voting or providing a written consent or proxy with respect to the Company Shares, including in respect of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, and (ii) executing written consents in respect thereof.

“Other Stockholders” has the meaning set forth in the Recitals.

“Permitted Transferees” means, with respect to any Stockholder, (i) such Persons as each Sponsor Investor then party to this Agreement approves in writing and (ii) any Affiliate of such Stockholder.

“Person” means any individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 9, 2021, made by and among the Company, TPG, Summit, Silversmith, CEO, the management investors party thereto and such other Persons who from time to time become party thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Silversmith” or the “Silversmith Investor” has the meaning set forth in the Preamble.

“Sponsor Investor” means each of TPG, Summit and Silversmith.

“Stock Transfer Restriction Agreement” means the Stock Transfer Restriction Agreement, dated as of June 9, 2021, made by and among the Company, TPG, Summit, Silversmith, CEO, the management investors party thereto, the employee investors party thereto and such other Persons who from time to time become party thereto.

“Stockholder” has the meaning set forth in the Preamble.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, business entity or other non-corporate business enterprise of which (a) if a corporation, a majority of the total voting power of shares of stock or other ownership interests of such entity entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation) or other non-corporate business enterprise, a majority of limited liability company, partnership or other similar ownership interests of such entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, other business entity (other than a corporation) or other non-corporate business enterprise if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity or other non-corporate business enterprise gains or losses or shall be or control any managing director, general partner or board of managers of such limited liability company, partnership, association, other business entity or other non-corporate business enterprise. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries.

“Summit” or the “Summit Investor” has the meaning set forth in the Preamble.

“Summit Director” has the meaning set forth in Section 3.1(a).

“TPG” or the “TPG Investor” has the meaning set forth in the Preamble.

“TPG Designee” has the meaning set forth in Section 3.1(c).

“TPG Director” has the meaning set forth in Section 3.1(a).

Section 1.2. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c) The terms “include” and “including” are not limiting and shall be deemed to be followed by the phrase “without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants, severally and not jointly (and solely as to itself), to each other party to this Agreement that as of the date such party executes this Agreement:

Section 2.1. Existence; Authority; Enforceability. Such party has the necessary power and authority to enter into this Agreement and to perform its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary action on the part of its board of directors (or equivalent) and shareholders (or other holders of equity interests), if required, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of any laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.2. Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of, any provision of the constitutive documents of such party, (b) result in any material violation, breach, conflict, default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or an event of default), or give rise to any right of acceleration or termination or any additional material payment obligation, under the terms of any material contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected, or (c) violate any law applicable to such party, except, in the case of each of (b) and (c) with respect to the Stockholders, for any such violation, breach, conflict or default that would not impair in any material respect the ability of such Stockholder to perform its respective obligations hereunder.

Section 2.3. Consents. Other than as expressly required herein or any consents which have already been obtained, no material consent, waiver, approval, authorization, exemption, registration, license, permit or declaration is required to be made or obtained by such party in connection with the execution, delivery or performance of this Agreement by such party.

ARTICLE III

GOVERNANCE

Section 3.1. The Board.

(a) Composition of Initial Board. Prior to Closing, the Company and the Stockholders shall take all Necessary Action within their control to cause the Board to be comprised of eight (8) directors, (i) two (2) of whom shall be designated by TPG (each, a “TPG Director”); (ii) one (1) of whom shall be designated by Summit (the “Summit Director”), (iii) one (1) of whom shall be designated by Silversmith (the “Silversmith Director”); (iv) one (1) of whom shall be the CEO; and (v) one (1) of whom shall be an individual designated by TPG, who qualifies as an Independent Director (the “TPG Unaffiliated Director”). Further, subject to Section 3.1(b) and (c), TPG shall have the right to designate one additional TP Unaffiliated Director and the Company and the Stockholders shall take all Necessary Action within their control to cause such director designee to be elected to the Board. The foregoing directors shall be divided into three (3) classes of directors, each of whose members shall serve for staggered three-year terms as follows:

(1)	The class I directors shall include one (1) TPG Directors and one (1) Silversmith Director.

(2)	The class II directors shall include one (1) Summit Director and two (2) Independent Directors.

(3)	The class III directors shall include the CEO, one (1) TPG Director and one (1) TPG Unaffiliated Director.

The initial term of the class I directors shall expire immediately following the Company’s first annual meeting of stockholders at which directors are elected following the completion of the IPO. The initial term of the class II directors shall expire immediately following the Company’s second annual meeting of stockholders at which directors are elected following the completion of the IPO. The initial term of the class III directors shall expire immediately following the Company’s third annual meeting at which directors are elected following the completion of the IPO.

(b) TPG Representation. For so long as TPG holds a number of shares of Common Stock representing at least the percentage of the number of shares of Common Stock held by TPG as of the Closing (after giving effect to any exercise by the underwriters of their option to purchase additional shares) shown below, there shall be included in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by TPG (each, a “TPG Designee”) that, if elected, will result in the number of TPG Designees serving as directors on the Board that is shown below.

Ownership Percentage	Number of TPG Directors	Number of TPG Unaffiliated Directors
50% or greater	2	2
At least 35% but less than 50%	2	1
At least 20% but less than 35%	2	0
At least 5% but less than 20%	1	0
Less than 5%	0	0

(c) Summit Representation. For so long as the Summit Investor holds a number of shares of Common Stock representing at least 20% of the number of shares of Common Stock held by the Summit Investor as of the Closing (after giving effect to any exercise by the underwriters of their option to purchase additional shares), the Summit Director shall be included in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which such director is to be elected.

(d) Silversmith Representation. For so long as the Silversmith Investor holds a number of shares of Common Stock representing at least 50% of the number of shares of Common Stock held by the Silversmith Investor as of the Closing (after giving effect to any exercise by the underwriters of their option to purchase additional shares), the Silversmith Director shall be included in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which such director is to be elected.

(e) Offer to Tender Resignation. Once any Sponsor Investor no longer has the right to designate a director for election to the Board as described in Section 3.1(b), (c) or (d), such Sponsor Investor shall take all Necessary Action within its control to cause the appropriate number of such Sponsor Investor’s designees to tender his or her resignation from the Board effective at the Company’s next annual meeting of stockholders. The Board shall have the option, but not the obligation, to accept or reject any such resignation.

(f) CEO Representation. Subject to the last sentence of Section 3.1(g), if the term of the CEO as a director on the Board is to expire in conjunction with any annual or special meeting of stockholders at which directors are to be elected, the Chief Executive Officer shall be included in the slate of nominees recommended by the Board for election.

(g) Vacancies. Each Sponsor Investor shall have the exclusive right to: (i) remove its designees from the Board, and the Company and the other Stockholders shall take all Necessary Action within their control to cause the removal of any such designee(s) at the request of the designating Sponsor Investor and (ii) designate for election or appointment to the Board directors to fill any vacancy created by reason of death, removal, disability, retirement or resignation of its designees to the Board, and the Company and the other Stockholders shall take all Necessary Action within their control to cause any such vacancy to be filled by replacement directors designated by such designating Sponsor Investor as promptly as reasonably practicable; provided, that, for the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, no Sponsor Investor shall have the right to designate a replacement director, and the Company and the other Stockholders shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors designated by such Sponsor Investor in excess of the number of directors that such Sponsor Investor is then entitled to designate for membership on the Board pursuant to Section 3.1(b), (c) or (d). If the CEO resigns or is terminated for any reason, if the Board so requests, the CEO shall resign from the Board, and the Company and the Stockholders shall take all Necessary Action within their control to remove the CEO from the Board and fill such vacancy with the next CEO in office.

(h) Additional Unaffiliated Directors. For so long as the TPG Investor has the right to designate at least one (1) TPG Unaffiliated Director for nomination under this Agreement, the Company will take all Necessary Action within its control to ensure that the number of directors serving on the Board shall not exceed eight (8); provided, that (A) the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations and applicable listing requirements and (B) the number of directors serving on the Board may be increased to nine (9) by the vote of a majority of the directors of the Company then in office, which majority vote shall include the vote of at least one TPG Director.

(i) Committees. Subject to applicable laws and stock exchange regulations, each Sponsor Investor shall have the right to have a representative appointed to serve on each committee of the Board, other than the Audit Committee of the Board, for so long as such Sponsor Investor has the right to designate at least one (1) director for election to the Board pursuant to Section 3.1(b) or (c). At all times during which this Agreement is operative and effective, the Board shall have determined that at least one (1) director serving on the Audit Committee of the Board shall qualify as an “audit committee financial expert” under the rules and regulations of the SEC.

(j) Reimbursement of Expenses. In accordance with the Company Bylaws, the Company shall reimburse each TPG Designee, Summit Director and Silversmith Director for all reasonable and documented out-of-pocket expenses incurred in connection with such director’s or designee’s participation in the meetings of the Board or any committee of the Board, including reasonable travel, lodging and meal expenses. For the avoidance of doubt, no TPG Director, Summit Director or Silversmith Director shall be eligible to receive compensation from the Company for serving as a director unless otherwise determined by the Board.

(k) D&O Insurance; Indemnification Priority. The Company shall obtain customary director and officer indemnity insurance on reasonable terms, which insurance shall cover each director and the members of each board of directors (or equivalent governing body) of each of the Company’s Subsidiaries. The Company hereby acknowledges that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Stockholders or one or more of their respective Affiliates (collectively, the “Fund Indemnitors”). The Company hereby (i) agrees that the Company and any Subsidiary of the Company that provides indemnity shall be the indemnitor of first resort (i.e., its or their obligations to an Indemnitee shall be primary and any obligation of any Fund

Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnitee shall be secondary), (ii) agrees that it shall be required to advance the full amount of expenses incurred by an Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this agreement, any other agreement between the Company and an Indemnitee or the Company Charter or Company Bylaws, without regard to any rights an Indemnitee may have against any Fund Indemnitor or their insurers, and (iii) irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company, as the case may be, shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company.

Section 3.2. Voting Agreement. Each Sponsor Investor shall cast all votes to which such Stockholder is entitled in respect of such Sponsor Investor’s Company Shares, whether at any annual or special meeting, by written consent or otherwise, so as to cause to be elected to the Board those individuals as have been designated in accordance with Section 3.1(a)-(h) and to otherwise effect the intent of this Article III.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1. Company Charter and Company Bylaws. The provisions of this Agreement shall be controlling if any such provisions or the operation thereof conflict with the provisions of the Company Charter or the Company Bylaws. The Company and the Stockholders agree to take all Necessary Action within their control to amend the Company Charter and Company Bylaws so as to avoid any conflict with the provisions hereof.

Section 4.2. Freedom to Pursue Opportunities. The Company agrees that, without the consent of each Sponsor Investor, it shall not take any action, or adopt any resolution, inconsistent with Article X of the Company Charter.

Section 4.3. Assignment; Benefit.

(a) The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto, subject to the prior termination of this Agreement with respect to any Stockholder in accordance with Section 4.5; provided that each of the parties to this Agreement may assign its rights and obligations hereunder to Permitted Transferees that are Affiliates without the prior written consent of the other parties hereto. Any attempted assignment of rights or obligations in violation of this Section 4.3 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the Indemnitees and the Fund Indemnitors under Section 3.1(h), and Exempted Persons (as defined in the Company Charter) under Section 4.2.

Section 4.4. Termination. If not otherwise stipulated, this Agreement shall terminate automatically (without any action by any party hereto) as to each Stockholder as of the latest of (i) the time that such Stockholder no longer has the right to nominate any directors to the Board pursuant to Article III hereof, (ii) the date that is the second anniversary of the Closing and (iii) the time that the Company Shares held by such Stockholder constitute less than 2% of all Company Shares.

Section 4.5. Severability. In the event that any provision hereof would, under applicable law, be invalid, illegal or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid, legal and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

Section 4.6. Entire Agreement; Amendment.

(a) This Agreement, along with the Registration Rights Agreement, the Stock Transfer Restriction Agreement and the Coordination Agreement, sets forth the entire understanding and agreement among the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto and thereto.

(b) This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by (i) the Company, (ii) the TPG Investor, and (iii) one of the Summit Investor or the Silversmith Investor; provided, however, that any amendment, modification, extension or termination that (a) has a disproportionate and materially adverse effect on any Stockholder shall require the prior written consent of such Stockholder and (b) creates a material new obligation of a Stockholder shall require the prior written consent of such Stockholder, other than any amendment or modification reasonably required to address a change in applicable law. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.

(c) No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 4.7. Counterparts; Electronic Signatures. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by e-mail of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes. The Company and each Stockholder hereby agree that this Agreement may be executed by way of electronic signatures and that the electronic signature has the same binding effect as a physical signature. For the avoidance of doubt, the Company and each Stockholder further agree that this Agreement, or any part hereof, shall not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.

Section 4.8. Notices. Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by e-mail or (iii) sent by overnight courier, in each case, addressed as follows:

if to the Company, to:

LifeStance Health Group, Inc.

4800 Scottsdale Road, Suite 6000

Scottsdale, Arizona 85251

Attention: Ryan Pardo, Chief Legal Officer

E-mail: [    ]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

Attention: Thomas Fraser

E-mail: [    ]

If to the TPG Investor, to:

TPG Global, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: General Counsel, Julie Clayton and Jerry Neugebauer

E-mail: [    ]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Attention: Thomas Fraser

E-mail: [    ]

if to the Summit Investor, to:

222 Berkeley Street, 18th Floor

Boston, MA 02116

Attention: Darren M. Black

E-mail: [    ]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attention: Amanda McGrady Morrison

E-mail: [    ]

if to the Silversmith Investor, to:

Silversmith Capital Partners

177 Huntington Avenue, 25th Floor

Boston, MA 02115

Attention: Jeffrey Crisan

E-mail: [    ]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attention: Amanda McGrady Morrison

E-mail: [    ]

if to CEO, to:

Michael Lester

788 110th Ave NE

APT N2901

Bellevue, WA 98004

E-mail: [    ]

with a copy (which shall not constitute notice) to:

Katzke & Morgenbesser LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Henry I. Morgenbesser

E-mail: [    ]

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) one Business Day after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

Section 4.9. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

Section 4.10. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.8 hereof is reasonably calculated to give actual notice.

Section 4.11. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.11 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 4.12. Remedies. The parties to this Agreement shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

Section 4.13. Subsequent Acquisition of Shares. Any equity securities of the Company acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement.

Section 4.14. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, stockholder, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, stockholder, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 4.15. Effectiveness. This Agreement shall become effective upon the Closing.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

LIFESTANCE HEALTH GROUP, INC.

By: /s/ Michael K. Lester
Name: Michael K. Lester
Title: President and Chief Executive Officer

TPG VII LYNWOOD HOLDINGS AGGREGATION, L.P. By: TPG GenPar VIII, L.P., its general partner By: TPG GenPar VII Advisors, LLC, its general partner

By: /s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

SUMMIT PARTNERS GROWTH EQUITY FUND IX-A, L.P. By: Summit Partners GE IX, L.P., its general partner By: Summit Partners GE IX, LLC, its general partner

By: /s/ Darren Black
Name: Darren Black
Title: Member

SUMMIT PARTNERS GROWTH EQUITY FUND IX-B, L.P. By: Summit Partners GE IX, L.P., its general partner By: Summit Partners GE IX, LLC, its general partner

By: /s/ Darren Black
Name: Darren Black
Title: Member

SUMMIT PARTNERS GROWTH EQUITY FUND IX-C, L.P.

By: Summit Partners GE IX, L.P., its general partner

By: Summit Partners GE IX, LLC, its general partner

By: /s/ Darren Black
Name: Darren Black
Title: Member

SUMMIT PARTNERS ENTERPRENEUR ADVISORS FUND II, L.P.

By: Summit Partners Entrepreneur Advisors GP, LLC, its general partner

By: Summit Master Company, LLC, its general partner

By: /s/ Darren Black
Name: Darren Black
Title: Member

SUMMIT INVESTORS GE IX/VC IV, LLC

By: Summit Investors Management, LLC, its manager

By: Summit Partners, L.P., its manager

By: Summit Master Company, LLC, its general partner

By: /s/ Darren Black
Name: Darren Black
Title: Member

SUMMIT INVESTORS GE IX/VC IV (UK), LLC

By: Summit Investors Management, LLC, its manager

By: Summit Partners, L.P., its manager

By: Summit Master Company, LLC, its general partner

By: /s/ Darren Black
Name: Darren Black
Title: Member

SILVERSMITH CAPITAL PARTNERS I-A, L.P.

By: Silversmith Partners I GP, L.P., its general partner

By: Silversmith Partners I GP, LLC, its general partner

By: /s/ Jeffrey Crisan
Name: Jeffrey Crisan
Title: Manager

SILVERSMITH CAPITAL PARTNERS I-B, L.P.

By: Silversmith Partners I GP, L.P., its general partner

By: Silversmith Partners I GP, LLC, its general partner

By: /s/ Jeffrey Crisan
Name: Jeffrey Crisan
Title: Manager

SILVERSMITH CAPITAL PARTNERS I-C, L.P.

By: Silversmith Partners I GP, L.P., its general partner

By: Silversmith Partners I GP, LLC, its general partner

By: /s/ Jeffrey Crisan
Name: Jeffrey Crisan
Title: Manager

Solely with respect to Section 3.1(g)

/s/ Michael K. Lester
Name: Michael K. Lester
Title: Chief Executive Officer